UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ProShares Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Next Page)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7501 Wisconsin Avenue, Suite 1000, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be so Registered:
Shares of beneficial interest, no par value	American Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-89822; 811-21114.

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $.01 par value, of each of the following 6 portfolios, each a separate series of ProShares Trust (the “Trust”) to be registered hereunder is set forth in Post-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-89822; 811-21114), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Each of the Trust’s 6 investment portfolios to which this filing relates and their respective I.R.S. Employer Identification Numbers are as follows:

Ultra Russell 2000 ProShares	20-5963205
Short Russell 2000 ProShares	20-5963749
UltraShort Russell 2000 ProShares	20-5963622
Ultra SmallCap600 ProShares	20-5966033
Short SmallCap600 ProShares	01-0879232
UltraShort SmallCap600 ProShares	20-5966134

Item 2.	Exhibits

1. The Trust’s Amended and Restated Declaration of Trust is included as Exhibit (a)(2)(ii) to Pre-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-89822; 811-21114), as filed with the Securities and Exchange Commission on May 22, 2006.

2. The Trust’s By-Laws are included as Exhibit (b) to Pre-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-89822; 811-21114), as filed with the Securities and Exchange Commission on May 22, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROSHARES TRUST

Date:	January 22, 2006	By:	/s/ Louis M.Mayberg
Louis M. Mayberg President